Exhibit (10)o
KIMBERLY-CLARK CORPORATION
2021 EQUITY PARTICIPATION PLAN
(Effective April 29, 2021)
1.  PURPOSE

This 2021 Equity Participation Plan (the “Plan”) of Kimberly-Clark Corporation (the “Corporation”) is intended to aid in attracting and retaining highly qualified personnel and to encourage those employees who materially contribute, by managerial, scientific or other innovative means, to the success of the Corporation or of an Affiliate, to acquire an ownership interest in the Corporation, thereby increasing their motivation for and interest in the Corporation’s and its Affiliates' long-term success.
2.  EFFECTIVE DATE

The Plan, as adopted by the Board on February 11, 2021, is effective as of April 29, 2021 (the “Effective Date”), upon approval by the stockholders of the Corporation at its 2021 annual meeting of stockholders. The Plan shall serve as the successor to the Kimberly-Clark Corporation 2011 Equity Participation Plan (the “Prior Plan”), and no further awards shall be granted under the Prior Plan after the Effective Date. All awards outstanding under the Prior Plan as of the Effective Date shall remain outstanding in accordance with their terms.
3.  DEFINITIONS

“ Affiliate ” means any domestic or foreign corporation or other entity at least fifty percent (50%) of whose shares normally entitled to vote in electing directors is owned directly or indirectly by the Corporation or other Affiliates, provided, however, that “at least twenty percent (20%)” shall replace “at least fifty percent (50%)” where there is a legitimate business criteria for using such lower percentage and where use of such lower percentage would not prevent the registration of the offering and sale of shares under the Plan on a Form S-8 Registration Statement under the Securities Act.

“ Average PRSU Attainment Level ” has the meaning set forth in subsection 14(b) of the Plan.

“ Award ” has the meaning set forth in Section 6 of the Plan.

“ Award Agreement ” means any written agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which sets forth the terms and conditions applicable to the Award granted to the Participant.

“ Board ” means the Board of Directors of the Corporation.

“ Cause ” means any of the following: (i) the commission by the Participant of a felony or crime of comparable magnitude under non-U.S. law; (ii) the Participant’s dishonesty, habitual neglect or incompetence in the management of the affairs of the Corporation or an Affiliate; or (iii) the refusal or failure by the Participant to act in accordance with any lawful directive or order of the Corporation or an Affiliate, or an act or failure to act by the Participant which is in bad faith and which is detrimental to the Corporation or an Affiliate.

“ Change of Control ” means an event deemed to have taken place if: (i) a third person, including a “group” as defined for purposes of Section 409A, acquires shares of the Corporation having thirty percent (30%) or more of the total number of votes that may be cast for the election of directors of the Corporation; or (ii) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Corporation before the Transaction shall cease to constitute a majority of the Board or of the board of directors of any successor to the Corporation. Notwithstanding the foregoing, the term Change of Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Corporation.

“ Code ” means the U.S. Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time, together with the official guidance promulgated thereunder.

“ Committee ” means the Management Development and Compensation Committee of the Board or such other committee appointed by the Board. To the extent required to comply with the provisions of Rule 16b-3 under the Exchange Act (or any successor rule), it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3. Additionally, each of the individuals constituting the Committee shall be an “independent director” to the extent required under the rules of any securities exchange or automated quotation system on which the Common Stock is listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this provision. Furthermore, the term “Committee” shall include any delegate to the extent authority is delegated pursuant to Section 4 hereunder.

“ Committee Rules ” means the interpretative guidelines approved by the Committee providing the foundation for administration of the Plan.

“ Common Stock ” means the common stock, par value $1.25 per share, of the Corporation and shall include both treasury shares and authorized but unissued shares and shall also include any security of the Corporation issued in substitution, in exchange for, or in lieu of the Common Stock.

 “ Effective Date ” has the meaning set forth in Section 2 of the Plan.

“ Exchange Act ” means the U.S. Securities Exchange Act of 1934 and the rules and regulations thereunder, as amended from time to time.

“ Fair Market Value ” means (a) the reported closing price of the Common Stock, on the relevant date as reported on the composite list used by The Wall Street Journal for reporting stock prices, or if no such sale shall have been made on that day, on the last preceding day on which there was such a sale, or (b) if clause (a) is not applicable, the value determined by the Committee using such reasonable method of valuation that complies with Section 409A, to the extent applicable. Notwithstanding the foregoing, for U.S. and non-U.S. federal, state, and local tax reporting and withholding purposes, fair market value may be determined by the Committee in accordance with uniform and nondiscriminatory standards adopted by it from time to time, consistent with applicable law.

“ Grant Price ” has the meaning set forth in subsection 8(b) of the Plan.

“ Incentive Stock Option ” means an Option which is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

“ Nonqualified Stock Option ” means any Option which is not an Incentive Stock Option.

“ Option ” means a right to purchase a specified number of shares of Common Stock at a fixed Option Price equal to no less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Award is granted, except in the case of Options granted as Substitute Awards.

“ Other Stock-Based Award ” has the meaning set forth in Section 12 of the Plan.

“ Option Price ” has the meaning set forth in subsection 7(b) of the Plan.

“ Participant ” means an employee whom the Committee selects to participate in and receive Awards under the Plan (collectively, the “Participants”).

“ Performance Award ” means any right granted under Section 11 of the Plan.

“ Performance Goal ” means the specific performance objectives as established by the Committee, which, if achieved, will result in the amount of payment, or the early payment, of the Award. The Performance Goal may consist of one or more or any combination of the following criteria: organic sales, modified free cash flow, return on invested capital, stock price, market share, sales revenue, cash flow, earnings per share, return on equity, total stockholder return, gross margin, net sales, operating profit return on sales, costs and/or such other financial, accounting or quantitative metric determined by the Committee. Without limitation, the Performance Goals may be described in terms that are related to the individual Participant, to the Corporation as a whole, or to a subsidiary, division, department, region, function or business unit of the Corporation or to an Affiliate by which the Participant is employed. The Committee, in its discretion, may change or modify these criteria. Further, the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Corporation or the financial statements of the Corporation, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or a change in accounting principles.

“ Prior Plan ” means the Kimberly-Clark Corporation 2011 Equity Participation Plan.

“ PRSU ” has the meaning set forth in subsection 14(b) of the Plan.

“ Qualified Termination of Employment ” means the termination of a Participant’s employment with the Corporation and/or its Affiliates within the two (2) year period following a Change of Control either (i) by the Corporation or an Affiliate without Cause or (ii) by the Participant with Good Reason. Subject to the definition of “Termination by the Participant for Good Reason,” transfers of employment for administrative purposes among the Corporation and its Affiliates shall not be deemed a Qualified Termination of Employment.

“ Restricted Period ” means the period of time during which the Transferability Restrictions applicable to Awards will be in force.

“ Restricted Share ” means a share of Common Stock which may not be traded or sold, until the date the Transferability Restrictions expire.

“ Restricted Share Unit ” means the right, as described in Section 10, to receive an amount, payable in either cash and/or shares of Common Stock, equal to the value of a specified number of shares of Common Stock. No certificates shall be issued with respect to such Restricted Share Unit and the Corporation shall maintain a bookkeeping account in the name of the Participant to which the Restricted Share Unit shall relate.

“ Retirement ” and “ Retires ” means, unless otherwise set forth in an Award Agreement, the Participant’s termination of employment on or after the date the Participant has attained age 55.

“ Section 409A ”means Section 409A of the Code.

“ Securities Act ” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder, as amended from time to time.

“ Stock Appreciation Right or SAR ” has the meaning set forth in Section 8 of the Plan.

“ Substitute Award ” shall mean an Award granted under the Plan in connection with a corporate transaction upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity acquired by the Corporation or any of its Affiliates or with which the Corporation or any of its Affiliates combines; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

“ Termination by the Participant for Good Reason ” means the Participant’s separation from service during the two year time period following the initial existence (without the Participant’s express written consent) of any one of the following conditions:

(a) A material diminution in the Participant’s base compensation;

(b) A material diminution in the Participant’s authority, duties, or responsibilities;

(c) A material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report, including a requirement that a Participant report to a corporate officer or employee instead of reporting directly to the Board;

(d) A material diminution in the budget over which the Participant retains authority;

(e) A material change in the geographic location at which the Participant must perform the services; or

(f) Any other action or inaction that constitutes a material breach by the Corporation or an Affiliate of any agreement under which the Participant provides services.

The Participant must provide notice to the Corporation of the existence of any of the above conditions within a period not to exceed 90 days of the initial existence of the condition, upon the notice of which the Corporation must be provided a period of at least 30 days during which it may remedy the condition and not be required to pay the amount.

The Participant’s right to terminate the Participant’s employment for Good Reason shall not be affected by the Participant’s incapacity due to physical or mental illness. The Participant’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

“ Total and Permanent Disability " means that the Participant is disabled and has received a letter from the U.S. Social Security Administration awarding disability benefits and stating that the Participant was disabled on or before the date of the Participant's termination of employment; provided, however, if the Participant is not customarily employed within the United States, “Total and Permanent Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.
“ Transferability Restrictions ” means the restrictions on transferability and any other restrictions or forfeiture provisions imposed on imposed on Awards of Restricted Shares or Restricted Share Units pursuant to Section 9(b) and Section 10(b) of the Plan.
4.  ADMINISTRATION

The Plan and all Awards granted pursuant thereto shall be administered by the Committee. The Committee, in its absolute discretion, shall have the power to interpret and construe the Plan and any Award Agreements. Any interpretation or construction of any provisions of the Plan or the Award Agreements by the Committee shall be final and conclusive upon all persons. No member of the Board or the Committee shall be liable for any action or determination made in good faith.

The Committee shall have the power to promulgate Committee Rules and other guidelines in connection with the performance of its obligations, powers and duties under the Plan, including its duty to administer and construe the Plan and the Awards.

The Committee may authorize persons other than its members to carry out its policies and directives subject to the limitations and guidelines set by the Committee, and may delegate its authority under the Plan. The foregoing delegation of authority shall be limited as follows: (a) with respect to persons who are subject to Section 16 of the Exchange Act, the authority to grant Awards, the selection for participation, decisions concerning the timing, pricing and amount of an Award and authority to administer Awards shall not be delegated by the Committee; (b) any delegation of authority to an officer of the Corporation to grant Awards shall be subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor statute); (c) officers of the Corporation to whom authority has been delegated shall not have authority to grant Awards to, or amend Awards held by officers to whom authority to grant or amend Awards has been delegated; and (d) any delegation shall satisfy all applicable requirements of Rule 16b-3 under the Exchange Act, or any successor provision.

5.  ELIGIBILITY

The Committee shall from time to time select the Participants from those employees whom the Committee determines to be in a position to contribute materially to the success of the Corporation and its Affiliates. Only employees (including officers and directors who are employees) of the Corporation and its Affiliates are eligible to participate in the Plan.
6.  FORM OF GRANTS

Awards under the Plan shall be made in the form of Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Awards, Other Stock-Based Awards, dividend equivalents or any combination thereof (“Awards”).
7.  STOCK OPTIONS

The Committee shall determine and designate from time to time those Participants to whom Options are to be granted, the number of shares of Common Stock to be granted/awarded to each Participant and the periods the Option shall be exercisable. Such Options may be in the form of Incentive Stock Options or in the form of Nonqualified Stock Options. The Committee in its discretion at the time of grant may establish Performance Goals that may affect the grant, exercise and/or settlement of an Option. After granting an Option to a Participant, the Committee shall cause to be delivered to the Participant an Award Agreement evidencing the granting of the Option. The Award Agreement shall be in such form as the Committee shall from time to time approve. The terms and conditions of all Options granted under the Plan need not be the same, but all Options must meet the applicable terms and conditions specified in subsections 7(a) through 7(i).

(a) Period of Option. The Period of each Option shall be no more than 10 years from the date it is granted.

(b) Option Price. The Option price shall be determined by the Committee, but shall not in any instance be less than the Fair Market Value of the Common Stock at the time that the Option is granted (the “Option Price”), except in the case of Options granted as Substitute Awards.

(c) Limitations on Exercise. Except as provided in Section 13 of the Plan, the Option shall not be exercisable until at least one year has expired after the granting of the Option, during which time the Participant shall have been in the continuous employ of the Corporation or an Affiliate, and the Option shall be subject to other exercise limitations or vesting terms or periods as may be provided in an Award Agreement; provided, however, that the Option shall become exercisable immediately in the event of a Qualified Termination of Employment, without regard to the limitations in this subsection 7(c). Unless otherwise determined by the Committee or set forth in an Award Agreement, if the Participant’s employment is terminated for any reason other than death, Retirement or Total and Permanent Disability, the Option shall be exercisable only for three months following such termination and, other than in the case of a Qualified Termination of Employment, only for the number of shares of Common Stock which were exercisable on the date of such termination. In no event, however, may an Option be exercised more than 10 years after the date of its grant.

(d) Exercise after Death, Retirement, or Total and Permanent Disability. Unless otherwise determined by the Committee or set forth in an Award Agreement, if a Participant dies, becomes Totally and Permanently Disabled, or Retires without having exercised the Option in full, the remaining portion of such Option may be exercised, without regard to the limitations in subsection 7(c), as follows. If a Participant dies or becomes Totally and Permanently Disabled, the remaining portion of such Option may be exercised within (i) three years from the date of any such event or (ii) the remaining period of the Option, whichever is earlier. Upon a Participant’s death, the Option may be exercised by the person or persons to whom such Participant’s rights under the Option shall pass by will or by applicable law or, if no such person has such rights, by the executor or administrator of the Participant's estate. If a Participant Retires, the remaining portion of such Option may be exercised within (i) five years from the date of any such event or (ii) the remaining period of the Option, whichever is earlier.

(e) No Repricings. No Option or SAR may be re-priced, replaced, re-granted through cancellation, or modified (except in connection with a change in the Common Stock or the capitalization of the Corporation as provided in Section 17 hereof) if the effect would be to reduce the Option Price or Grant Price for the shares underlying such Option or SAR. In addition, no Option or SAR may be repurchased or otherwise cancelled in exchange for cash or another Award (except in connection with a change in the Common Stock or the capitalization of the Corporation as provided in Section 17 hereof) if the Option Price or Grant Price is equal to or less than the Fair Market Value of the Common Stock at the time of such repurchase or exchange. Notwithstanding anything herein to the contrary, the Committee may take any such action set forth in this subsection 7(e) subject to the approval of the stockholders.

(f) Exercise; Notice Thereof. Options shall be exercised by delivering to the Corporation, or an agent designated by the Corporation, subject to any applicable rules or regulations adopted by the Committee, notice of the number of shares with respect to which Option rights are being exercised and by paying in full the Option Price of the shares being acquired. Exercise methods and processes for paying the Option Price shall be as determined by the Committee and may include payment in cash, a check payable to the Corporation, or in shares of Common Stock transferable to the Corporation and having a fair market value on the transfer date equal to the amount payable to the Corporation or such other methods permitted by the Committee in its sole discretion. A Participant shall have none of the rights of a stockholder with respect to shares covered by such Option until the Participant becomes the record holder of such shares.

(g) Limitations on Incentive Stock Option Grants.

(i) An Incentive Stock Option may be granted only to an employee of the Corporation or one of the Corporation’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code.
(ii) No person who, at the time the Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation and its Affiliates may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

(iii) To the extent that the aggregate Fair Market Value of all shares with respect to which Incentive Stock Options are exercisable by a Participant for the first time during any calendar year exceeds $100,000, the Options shall be treated as Nonqualified Stock Options to the extent required by Section 422 of the Code. The aggregate Fair Market Value of such shares shall be determined at the time the Option is granted.

(h) Tandem Grants.

(i) At the same time as Nonqualified Stock Options are granted the Committee may also grant to designated Participants a tandem SAR, subject to the terms and conditions of this subsection 7(h) and Section 8. If Nonqualified Stock Options and a SAR are granted in tandem, as designated in the relevant Award Agreements, such tandem Option shall be cancelled to the extent that the shares of Common Stock subject to such Option are used to calculate amounts or shares receivable upon the exercise of the related tandem SAR. The tandem SAR shall expire when the period of the subject Option expires. Participants to whom a tandem SAR has been granted shall be notified of such grant and of the Options to which such SAR pertains. A tandem SAR may be revoked by the Committee, in its sole discretion, at any time.

(ii) At the time a Participant converts one or more shares of Common Stock covered by an Option to cash pursuant to a SAR, such Participant must exercise one or more Nonqualified Stock Options, which were granted at the same time as the Option subject to such SAR, for an equal number of shares of Common Stock. In the event that the number of shares and the Option Price per share of all shares of Common Stock subject to outstanding Options is adjusted as provided in the Plan, the above SARs shall automatically be adjusted in the same ratio which reflects the adjustment to the number of shares and the Option Price per share of all shares of Common Stock subject to outstanding Options.

(i) Dividend Equivalents. No dividend equivalents may be granted in relation to Options granted under the Plan.
8.  STOCK APPRECIATION RIGHTS

The Committee may from time to time designate those Participants who shall receive Awards of Stock Appreciation Rights. Subject to the terms of the Plan and any applicable Award Agreement, a SAR granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of the difference between the Fair Market Value of the Common Stock at the time the Participant’s SAR is granted and the Fair Market Value of the Common Stock on the date of exercise.

(a) Grant. A SAR may be granted in addition to any other Award under the Plan or in tandem with or independent of a Nonqualified Stock Option.

(b) Grant Price. The grant price of a SAR shall be determined by the Committee, provided, however, that such price shall not be less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the date of grant of the SAR, except that if a SAR is at any time granted in tandem to an Option, the grant price of the SAR shall not be less than the Option Price of such Option, and also except in the case of SARs granted as Substitute Awards (the "Grant Price").

(c) Term. The term of each SAR shall be such period of time as is fixed by the Committee; provided, however, that the term of any SAR shall not exceed ten (10) years from the date of grant. The Committee in its discretion at the time of grant may establish Performance Goals that may affect the grant, exercise and/or settlement of a SAR.

(d) Time and Method of Exercise. The Committee shall establish in the applicable Award Agreement the time or times at which a SAR may be exercised in whole or in part.

(e) Form of Payment. Payment may be made to the Participant in respect thereof in cash and/or in shares of Common Stock, or any combination thereof, as the Committee in its sole discretion, shall determine and provide in the relevant Award Agreement. If stock-settled SARs are issued and paid, the gross amount of the Award shall be counted against the Plan.

(f) Dividend Equivalents. No dividend equivalents may be granted in relation to SARs granted under the Plan.
9.  RESTRICTED SHARES

The Committee may from time to time designate those Participants who shall receive Awards of Restricted Shares. Each grant of Restricted Shares under the Plan shall be evidenced by an Award Agreement. The Award Agreement shall contain such terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee and shall indicate the number of Restricted Shares awarded and the following terms and conditions of the Award.

(a) Grant of Restricted Shares. The Committee shall determine the number of shares of Common Stock subject to the Restricted Shares and the period or periods during which the Transferability Restrictions applicable to the Restricted Shares will be in force (the “Restricted Period”). The Restricted Period may be the same for all Restricted Shares granted at a particular time to any one Participant or may be different with respect to different Participants or with respect to various of the Restricted Shares granted to the same Participant, all as determined by the Committee.

(b) Transferability Restrictions. During the Restricted Period, Restricted Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. Furthermore, a Participant’s right, if any, to receive Common Stock upon termination of the Restricted Period may not be assigned or transferred except by will or by the laws of descent and distribution. In order to enforce the limitations imposed upon the Restricted Shares, the Committee may (i) cause a legend or legends to be placed on any such certificates, and/or (ii) issue “stop transfer” instructions as it deems necessary or appropriate. Holders of Restricted Shares limited as to sale under this subsection 9(b) shall have rights as a stockholder with respect to such shares to receive dividends in cash or other property or other distribution or rights in respect of such shares, and to vote such shares as the record owner thereof; provided, however, that dividends with respect to Restricted Shares shall not be paid to the holder of such Restricted Shares until those shares, or any portion thereof, become vested. Subject to Section 13 of the Plan, with respect to each grant of Restricted Shares, the Committee shall determine the Transferability Restrictions which will apply to the Restricted Shares for all or part of the Restricted Period. By way of illustration but not by way of limitation, the Committee may provide (i) that the Participant will not be entitled to receive any shares of Common Stock unless he or she is still employed by the Corporation or one of its Affiliates at the end of the Restricted Period, (ii) that the Participant will become vested in Restricted Shares according to a schedule determined by the Committee, or under other terms and conditions, including Performance Goals, determined by the Committee, and (iii) how any Transferability Restrictions will be applied, modified or accelerated in the case of the Participant’s death or Total and Permanent Disability.

(c) Manner of Holding and Delivering Restricted Shares. Shares of Common Stock subject to an award of Restricted Shares may be (i) held in book entry form subject to the Corporation’s instructions or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Committee, in either case until the end of the applicable Restricted Period or, if the Committee has provided for earlier termination of the Transferability Restrictions following a Participant’s death, Total and Permanent Disability or other earlier vesting of the shares of Common Stock, such earlier termination of the Transferability Restrictions. Upon termination of the Restricted Period or any earlier termination of the Transferability Restrictions, the Participant’s Restricted Shares will be delivered to the Participant free and clear of the Transferability Restrictions in such form (e.g., a stock certificate or electronic entry evidencing such shares) as determined appropriate by the Corporation.
10.  RESTRICTED SHARE UNITS

The Committee shall from time to time designate those Participants who shall receive Awards of Restricted Share Units. Each grant of Restricted Share Units under the Plan shall be evidenced by an Award Agreement. The Award Agreement shall contain such terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee and shall indicate the number of Restricted Share Units awarded and the following terms and conditions of the Award.

(a) Restricted Share Units may be granted to Participants as of the first day of a Restricted Period. The number of Restricted Share Units to be granted to each Participant and the Restricted Period shall be determined by the Committee in its sole discretion.

(b) Transferability Restrictions. During the Restricted Period, Restricted Share Units may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. Furthermore, a Participant’s right, if any, to receive cash and/or Common Stock upon termination of the Restricted Period may not be assigned or transferred except by will or by the laws of descent and distribution. With respect to each grant of Restricted Share Units, the Committee shall determine the Transferability Restrictions which will apply to the Restricted Share Units for all or part of the Restricted Period. By way of illustration but not by way of limitation and subject to Section 13 of the Plan, the Committee may provide (i) that the Participant will forfeit any Restricted Share Units unless he or she is still employed by the Corporation or one of its Affiliates at the end of the Restricted Period, (ii) that the Participant will forfeit any or all Restricted Share Units unless he or she has met the Performance Goals according to the schedule determined by the Committee, (iii) that the Participant will become vested in Restricted Share Units according to a schedule determined by the Committee, or under other terms and conditions, including Performance Goals, determined by the

Committee, and (iv) how any Transferability Restrictions will be applied, modified or accelerated in the case of the Participant’s death or Total and Permanent Disability. Subject to subsection 10(c) of the Plan, holders of Restricted Share Units shall have none of the rights of a stockholder with respect to shares subject to the Restricted Share Units. In particular, holders of Restricted Share Units are not entitled to receive distribution of rights in respect of such shares, nor to vote such shares as the record owner thereof.

(c) Unless otherwise determined by the Committee, (i) during the Restricted Period, Participants will be credited with dividend equivalents equal in value to those declared and paid on shares of Common Stock, on all Restricted Share Units granted to them and (ii) these dividend equivalents will be regarded as having been reinvested in Restricted Share Units on the date of the Common Stock dividend payments based on the then Fair Market Value of the Common Stock thereby increasing the number of Restricted Share Units held by a Participant. However, any such dividend equivalents will be paid only to the extent the underlying Awards vest.

(d) Payment of Restricted Share Units. The payment of Restricted Share Units shall be made in cash or shares of Common Stock, or a combination of both, as determined by the Committee.
11.  PERFORMANCE AWARDS

The Committee may from time to time designate those Participants who shall receive Performance Awards. Performance Awards include arrangements under which the grant, issuance, retention, vesting and/or transferability of any Award is subject to such Performance Goals, Transferability Restrictions and such additional conditions or terms as the Committee may designate. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan:

(a) may be denominated or payable in cash, Common Stock (including, without limitation, Restricted Shares), other securities, or other Awards;

(b) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such Performance Goals during such performance periods as the Committee shall establish; and

(c) as specified in the relevant Award Agreement, the Committee may provide that Performance Awards denominated in shares earn dividend equivalents. Dividend equivalents for Performance Awards will accrue and will not be paid unless and until the underlying Awards vest.

12.  OTHER STOCK-BASED AWARDS

The Committee may from time to time designate those Participants who shall receive such other Awards (“Other Stock-Based Awards”) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock (including, without limitation, securities convertible into Common Stock), as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions, including Performance Goals and Transferability Restrictions, if any, of such Awards. Common Stock or other securities delivered pursuant to a purchase right granted under this Section 12 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Common Stock, other securities, or other Awards, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee shall not be less than the Fair Market Value of such Common Stock or other securities as of the date such purchase right is granted. In the event that an Other Stock-Based Award carries a right to dividend equivalents, such dividend equivalents will be paid only to the extent the Other Stock-Based Award vests.
13.  VESTING

No Award denominated in shares of Common Stock that is granted under the Plan may vest in less than one year from its date of grant.  Notwithstanding the foregoing, (a) Awards with respect to up to five percent (5%) of the available shares of Common Stock authorized for issuance under the Plan may vest (in full or in part) in less than one year from their date of grant; and (b) nothing in this Section 13 shall limit the Corporation’s ability to grant Awards that contain rights to accelerated vesting on a termination of employment or limit any rights to accelerated vesting in connection with a shutdown or divestiture of all or a portion of the Corporation’s or its Affiliate’s business or following a Change of Control and shall not limit the changes in capitalization provisions of Section 17. For avoidance of doubt, the minimum vesting provisions of this Section 13 shall not apply to Substitute Awards.
14.  TERMINATIONS AND LEAVES OF ABSENCE
(a) Unless otherwise set forth in an Award Agreement, in the event the Participant’s employment with the Corporation or an Affiliate is terminated by reason of a shutdown or divestiture of all or a portion of the Corporation’s or the respective Affiliate’s business, a proportion of any Restricted Shares or Restricted Share Unit Award shall be considered to vest as of the Participant’s termination of employment. The portion of each Award that shall vest shall be prorated for the number of full years of employment during the Restricted Period prior to the Participant’s termination of employment. In the event the number of Restricted Shares or Restricted Share Units was to be determined by the attainment of Performance Goals according to a schedule determined by the Committee, the portion of the Award that shall vest shall be determined at the end of the Restricted Period, prorated for the number of full years of employment during the Restricted Period prior to the Participant’s termination of employment.

(b)  Unless otherwise set forth in an Award Agreement, in the event of a Qualified Termination of Employment, all of the Participant’s Awards that were not subject to Performance Goals shall be considered to vest immediately. Unless otherwise set forth in an Award Agreement, in the event of a Qualified Termination of Employment, for Restricted Shares and/or Restricted Share Units subject to

Performance Goals (“PRSUs”), a cash amount shall be paid equal to the Average PRSU Attainment Level multiplied by the number of the Participant’s outstanding PRSUs which are forfeited due to the Qualified Termination of Employment multiplied by the Fair Market Value on the date of the Qualified Termination of Employment. For purposes of this subsection 14(b), the “Average PRSU Attainment Level” shall mean the three year average of the Performance Goal attainment level with respect to PRSUs paid to the Participant under the Plan. The Participant’s three year average Performance Goal attainment level will be determined based on the higher of two attainment level averages computed during alternative three year periods consisting of either (i) the year in which the date of the Change of Control occurred (or, if the attainment level with respect to PRSUs has not been determined as of the date of the Change of Control, for the preceding year) and the two preceding years or (ii) the year of the Qualified Termination of Employment (or, if the attainment level with respect to PRSUs has not been determined as of the Qualified Termination of Employment, for the preceding year) and the two preceding years. If a Participant does not have PRSUs for which the Performance Goal attainment level has been determined for three prior years, the Average PRSU Attainment Level will be determined based on the average Performance Goal attainment level with respect to the Participant’s PRSUs under the Plan in the number of applicable prior years.

If the Performance Goal attainment level with respect to PRSUs granted to the Participant has not previously been determined, the Average PRSU Attainment Level will be determined as follows

(1) For a Participant classified at the Corporation’s Grade 1 through 6 level, as defined by the Corporation’s Compensation Department, the Average PRSU Attainment Level shall be calculated based on the prior three year average attainment level with respect to PRSUs as it relates to other employees at the same grade level.

(2) For a Participant at the Global Senior Leadership Team (“GSLT”) level (except for the Chief Executive Officer of the Corporation), the Average PRSU Attainment Level shall be calculated based on the prior three year average attainment level with respect to PRSUs as it relates to Participants at the GSLT level.

(3) For the Chief Executive Officer of the Corporation, the Average PRSU Attainment Level shall be calculated based on the prior three year average attainment level with respect to PRSUs as it relates to the previous Chief Executive Officer(s) of the Corporation.

Notwithstanding the foregoing, no severance or other amount shall be paid to any Participant with respect to any Awards upon a Qualified Termination of Employment to the extent that the Participant is entitled to receive payment pursuant to an executive severance agreement between the Participant and the Corporation under the Kimberly-Clark Corporation executive severance program in effect at the time of such Qualified Termination of Employment.

(c) If, pending a Change of Control, the Committee determines that as a result of the Change of Control the Common Stock will cease to exist without an adequate replacement security that preserves the Participant’s economic rights and positions with respect to his or her Awards, or if the applicable successor or surviving corporation upon a Change of Control otherwise refuses to assume the Participant’s Award or replace it with a comparable award for shares of the capital stock of such successor or surviving corporation, then, by action of the Committee, the following shall occur:

(i) All Options and SARs, except for Incentive Stock Options, shall become exercisable immediately prior to the consummation of the Change of Control in such manner as is deemed fair and equitable by the Committee.

(ii) The restrictions on all Restricted Shares shall lapse, and all Restricted Share Units, Performance Awards and Other Stock-Based Awards shall vest immediately prior to consummation of the Change of Control and shall be settled upon the Change of Control in cash equal to the Fair Market Value of the number of shares of Common Stock (or target number, as applicable) subject to the Restricted Share Units, Performance Awards and Other Stock-Based Awards at the time of the Change of Control.

(d) Unless otherwise determined by the Committee or set forth in an Award Agreement (with respect to Awards that are not required to meet the requirements of Section 409A), a termination of employment shall not be deemed to have occurred while a Participant is on military leave or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment with the Corporation or an Affiliate under an applicable statute or by contract. For purposes of this subparagraph, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Corporation or an Affiliate. If the period of leave exceeds six months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period. Notwithstanding the foregoing sentence, where a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the Participant to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, a 29-month period of absence is substituted for such six-month period in determining whether a termination of employment shall be deemed to have occurred. A termination of employment with the Corporation or an Affiliate to accept immediate reemployment with the Corporation or an Affiliate likewise shall not be deemed to be a termination of employment for purposes of the Plan. However, unless otherwise required by applicable law or set forth in an Award Agreement, a Participant who is classified as an intermittent employee shall be deemed to have a termination of employment for purposes of the Plan. Notwithstanding anything in the Plan to the contrary, a termination of employment with respect to any Restricted Share Units, Performance Awards and Other Stock-Based Awards that are required to meet the requirements of Section 409A shall not be deemed to be a termination of employment for purposes of the Plan if it is anticipated that the level of bona fide services the Participant would perform after such date would continue at a rate equal to more than 20 percent (20%) of the average level of bona fide services performed over the immediately preceding 36-month period (or the full period of services to the Corporation or an Affiliate if the Participant has been providing such services less than 36 months).

(e) If any amounts payable under the Plan would constitute a parachute payment under Section 280G(b)(2) of the Code then such amounts shall be reduced to the extent necessary to provide the Participant with the greatest aggregate net after tax receipt as determined by applying the procedures set forth in the Committee Rules.
15.  SHARES SUBJECT TO THE PLAN

(a) Subject to subsection 15(b) and the adjustment provision set forth in Section 17 hereof, the number of shares of Common Stock available with respect to all Awards that may be issued under the Plan shall not exceed the sum of (i) 2,100,000 newly authorized shares and (ii) the number of shares which as of the Effective Date were previously authorized but not awarded under the Prior Plan (the “Share Reserve”); provided, however, that no more than 2,100,000 shares may be issued upon the exercise of Incentive Stock Options.

(b) If any shares of Common Stock subject to an Award granted under the Plan or under the Prior Plan are forfeited or expire, are converted to shares of another person in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or if an Award is settled in cash (in whole or in part), the shares subject to such Award shall, to the extent of such forfeiture, conversion, expiration or cash settlement, again be available for future grants of Awards under the Plan. Notwithstanding the foregoing, no shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) Notwithstanding anything to the contrary herein, the following shares shall not be added to the shares of Common Stock authorized for grant under subsection 15(a) and shall not be available for future grants of Awards under the Plan: (i) shares tendered by a Participant or withheld by the Company in payment of an Option Price; (ii) shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) shares subject to Stock Appreciation Rights that are not issued in connection with the stock settlement of the Stock Appreciation Rights on exercise thereof; and (iv) shares purchased on the open market by the Company with the cash proceeds received from the exercise of Options.

(d) Substitute Awards may be granted on such terms as the Committee deems appropriate, notwithstanding limitations on Awards in the Plan. For avoidance of doubt, Substitute Awards shall not reduce the shares of Common Stock authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code, and shares of Common Stock subject to such Substitute Awards shall not be added to the shares available for Awards under the Plan pursuant to subsection 15(b) above.
16.  INDIVIDUAL LIMITS

Subject to the adjustment provision set forth in Section 17 hereof, the maximum number of shares of Common Stock covered by Awards which may be granted to any Participant within any calendar year period shall not exceed 1,500,000 in the aggregate, except that in connection with a newly-hired Participant’s initial service, a Participant may be granted Awards covering up to an additional 1,500,000 shares of Common Stock.

 17.  CHANGES IN CAPITALIZATION

In the event there are any changes in the Common Stock or the capitalization of the Corporation through a corporate transaction, such as any merger, any acquisition through the issuance of capital stock of the Corporation, any consolidation, combination, or exchange of shares, any separation of the Corporation (including a spin-off, split-up or other distribution of stock of the Corporation), any reorganization of the Corporation (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), any partial or complete liquidation by the Corporation, or a recapitalization, stock dividend, stock split, extraordinary cash dividend or other change in the corporate structure, appropriate adjustments and changes shall be made by the Committee, to the extent necessary to preserve the benefit to the Participant contemplated hereby, to reflect such changes in (a) the aggregate number and type or class of shares in the Share Reserve, (b) the maximum number and type or class of shares that may be issued pursuant to the exercise of Incentive Stock Options, (c) the maximum number and type or class of shares for which Awards may be granted to any Participant, (d) the number and type or class of shares, and the Option Price or Grant Price thereof, if applicable, of all shares subject to outstanding Awards, (e) the maximum number and type or class of shares of Common Stock covered by Awards which may be granted by any party pursuant to a delegation of authority under Section 4 of the Plan, and (f) such other provisions of the Plan and individual Awards as may be necessary and equitable to carry out the foregoing purposes.
18.  EFFECT ON OTHER PLANS

All payments and benefits under the Plan shall constitute special and discretionary incentives and shall not affect the level of benefits provided to or received by any Participant (or the Participant’s estate or beneficiaries) as part of any employee benefit plan of the Corporation or an Affiliate. The Plan shall not be construed to affect in any way a Participant’s rights and obligations under any other plan maintained by the Corporation or an Affiliate on behalf of employees.
19.  TERM OF THE PLAN

The Plan shall remain in effect until terminated by the Committee pursuant to Section 20(k) below; provided however, that no Incentive Stock Options may be granted on or after the tenth (10th) anniversary of the date that the Board adopted the Plan on February 11, 2021. No Award may be granted or awarded after the date that the Plan is terminated, but Awards theretofore granted or awarded shall continue in force beyond that date pursuant to their terms.
20.  GENERAL PROVISIONS

(a) No Right of Continued Employment. Neither the establishment of the Plan nor the grant or payment of Awards hereunder nor any action of the Corporation, its Affiliates, the Board or the Committee shall be held or construed to confer upon any person any legal right to be continued in the employ of the Corporation or any of its Affiliates, and the Corporation and its Affiliates expressly reserve the right to discharge any Participant without liability to the Corporation, its Affiliates, the Board or the Committee.

(b) Binding Effect. Any decision made or action taken by the Corporation, the Board or by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all persons. The Committee may determine in its sole discretion whether a termination of employment for purposes of the Plan is caused by Total and Permanent Disability, Retirement or for other reasons.

(c) Modification of Awards. Except as otherwise provided in Section 7(e) related to repricings, the Committee may in its sole and absolute discretion, by written notice to a Participant, (i) limit the period in which an Incentive Stock Option may be exercised to a period ending at least three months following the date of such notice, (ii) limit or eliminate the number of shares subject to an Incentive Stock Option after a period ending at least three months following the date of such notice, (iii) accelerate the Restricted Period with respect to the Restricted Shares, Restricted Share Units, Performance Awards and Other Stock-Based Awards granted under the Plan or otherwise accelerate the vesting of any Award, (iv) subject any Performance-Based Award or any other Award subject to Performance Goals to any policy adopted by the Corporation relating to the recovery of such Award to the extent that after payment of such Award it is determined that the Performance Goals were not actually achieved, (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Stock, other securities or other Awards, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended, (vi) make other adjustments in the terms and conditions (including Performance Goals) applicable to Awards and/or (vii) otherwise amend or modify any outstanding Award. Except as provided in this subsection and in subsection 20(d), no amendment, suspension, or termination of the Plan or any Awards under the Plan shall, without the consent of the Participant, adversely alter or change any of the rights or obligations under any Awards or other rights previously granted the Participant, unless such amendment is necessary or appropriate to comply with applicable laws.

(d) Non-U.S. Employees. In the case of any Award granted to a Participant who is not a resident of the United States, who is employed by an Affiliate other than an Affiliate that is incorporated, or whose place of business is, in a State of the United States or who is otherwise subject to the laws of a country outside the United States, the Committee may (i) establish, waive or alter the terms and conditions of any Awards to the extent that such action is necessary or advisable to conform such Award to applicable law or to achieve the purposes of the Plan, (ii)  establish subplans to meet requirements under applicable law or to achieve favorable tax treatment, and (iii) take any action, either before or after the Award is made, which is deemed advisable to obtain approval of such Award by an appropriate governmental entity; provided, however, that no action may be taken hereunder if such action would (A) materially increase any benefits accruing to any Participants under the Plan, (B) increase the number of shares of Common Stock which may be issued under the Plan, (C) modify the requirements for eligibility to participate in the Plan, or (D) result in a failure to comply with applicable provisions of the U.S. Securities Act, the Exchange Act or the Code.

(e) No Segregation of Cash or Stock. The Restricted Share Unit accounts established for Participants are merely a bookkeeping convenience and neither the Corporation nor its Affiliates shall be required to segregate any cash or stock which may at any time be represented by Awards. Nor shall anything provided herein be construed as providing for such segregation. Neither the Corporation, its Affiliates, the Board nor the Committee shall, by any provisions of the Plan, be deemed to be a trustee of any property, and the liability of the Corporation or its Affiliates to any Participant pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by the Plan, and no such obligation of the Corporation or its Affiliates shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation or its Affiliates.

(f) Non-Transferability. During the Participant’s lifetime, Options and SARs shall be exercisable only by such Participant. Awards shall not be transferable other than by will or the laws of descent and distribution upon the Participant’s death. Notwithstanding anything in this subsection 20(f) to the contrary, the Committee may grant to designated Participants the right to transfer Awards, subject to the terms and conditions of the Committee Rules.

Except as otherwise provided in the Plan, no benefit payable under or interest in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of any Participant or beneficiary.

(g) Delaware Law to Govern. All questions pertaining to the construction, interpretation, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Delaware.

(h) Purchase of Common Stock. The Corporation and its Affiliates may purchase from time to time shares of Common Stock in such amounts as they may determine for purposes of the Plan. The Corporation and its Affiliates shall have no obligation to retain, and shall have the unlimited right to sell or otherwise deal with for their own account, any shares of Common Stock purchased pursuant to this paragraph.

(i) Use of Proceeds. The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of Options shall be used for general corporate purposes.

(j) Tax Withholding. Prior to the delivery of any shares of Common Stock or cash pursuant to an Award (or exercise thereof), the Corporation will have the power and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy U.S. and non-U.S. federal, state, local or other taxes required to be withheld with respect to such Award. The Company will have no obligation to permit exercise of an Award or to issue any shares or cash pursuant to an Award, unless and until either the exercise of the Award or the issuance of shares or cash pursuant thereto is accompanied by sufficient payment, as determined by the Corporation in its absolute discretion, to meet those withholding obligations on such exercise, issuance, lapse or disposition or other arrangements are made that are satisfactory to the Corporation in its absolute discretion to provide otherwise for such payment. The Corporation will have no liability to any Participant for exercising the foregoing right not to permit exercise or issue or deliver shares or cash.

(k) Amendments. The Committee may at any time amend, suspend, or discontinue the Plan or alter or amend any or all Awards and Award Agreements under the Plan to the extent (i) permitted by law, (ii) permitted by the rules of any stock exchange on which the Common Stock or any other security of the Corporation is listed, and (iii) permitted under applicable provisions of the Securities Act, the Exchange Act (including Rule 16b-3 thereof); provided, however, that if any of the foregoing requires the approval by stockholders of any such amendment, suspension or discontinuance, then the Committee may take such action subject to the approval of the stockholders. Except as provided in subsections 20(c), 20(d) and 20(l), no such amendment, suspension, or termination of the Plan shall, without the consent of the Participant, adversely alter or change any of the rights or obligations under any Awards or other rights previously granted the Participant, unless such amendment is necessary or appropriate to comply with applicable laws.

(l) Section 409A. To the maximum extent possible, Awards under the Plan are intended to be exempt from Section 409A and the Plan and Award Agreements shall be construed accordingly; provided, however, that to the extent that any Award is subject to Section 409A, such Award and the Plan are intended to comply with the applicable requirements of Section 409A and shall be limited, construed and interpreted in accordance with such intent. If the Committee determines that an Award, payment, distribution, transaction or any other action or arrangement contemplated by the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A, then unless the Committee specifically provides otherwise, such Award, payment, distribution, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A, in each case without the consent of or notice to the Participant.

No payment that constitutes deferred compensation under Section 409A that would otherwise be made under the Plan or an Award Agreement upon a Participant’s termination of employment will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A, and further, notwithstanding anything in the Plan or any Award Agreement, if a Participant is a “specified employee” within the meaning of Section 409A at the time of such separation from service, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A, such payment (or the commencement thereof, if applicable) may not occur prior to the date that is six months after the date of such Participant’s separation from service or, if earlier, the date of the Participant’s death. Following any applicable six-month delay, all such delayed payments will be paid to the Participant in a single lump sum on the earliest date permitted under Section 409A that is also a business day.

Further, notwithstanding anything to the contrary in the Plan, to the extent required under Section 409A in order to make payment of an Award upon a Change of Control, the applicable transaction or event described in Section 3 of the Plan must qualify as a change in the ownership or effective control of the Corporation or as a change in the ownership of a substantial portion of the assets of the Corporation pursuant to Section 409A(a)(2)(A)(v) of the Code, and if it does not, then unless otherwise specified in the applicable Award Agreement, payment of such Award will be made on the Award’s original payment schedule or, if earlier, upon the death of the Participant.

For purposes of Section 409A, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.

Although the Corporation may attempt to avoid adverse tax treatment under Section 409A, the Corporation makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment.

The Corporation shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

(m) Forfeiture and Recoupment. All awards shall be subject to forfeiture and/or repayment to the Corporation to the extent and in the manner required (i) to comply with any requirements imposed under applicable laws, regulations, stock exchange listing rules or other rules; (ii) under the terms of the Kimberly-Clark Corporation Compensation Recoupment Policy, to the extent applicable to the Participant, or under any other policy or guideline adopted by the Corporation for purposes of fraud prevention, governance, avoidance of monetary or reputational damage to the Corporation and its Affiliates or similar reasons, whether or not such policy or guideline was in place at the time of grant of an Award (and such requirements shall be deemed incorporated into the Plan without the consent of the Participant) and (iii) under such other forfeiture and/or recoupment provisions set forth in an Award Agreement.

(o) Severability. If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.